Exhibit 11 -- Statement Re: Computation of Per-Share Earnings

                                                   Year ended August 31,
                                                   1998            1997
                                               ------------    ------------
       Basic:

          Average shares outstanding              1,632,177       1,576,991
                                                  =========       =========

            Net income                           $  601,329      $  733,327
                                                  =========       =========

            Per-share amount                          $0.37           $0.47
                                                       ====            ====

            Diluted:

          Average shares outstanding              1,632,177       1,576,991
          Net effect of dilutive stock
            options - based on the
            treasury stock method.                  127,712         146,549
                                                  ---------       ---------

          Total                                   1,759,889       1,723,540
                                                  =========       =========

          Net income                             $  601,329      $  733,327
                                                  =========       =========

          Per-share amount                            $0.34           $0.43
                                                       ====            ====